Exhibit 99.3

FOR IMMEDIATE RELEASE

	Media	Investors
	Kevin Chamberlain	Christopher Oltmann
	(818) 746-2877	(818) 746-2046

PennyMac Mortgage Investment Trust Announces Corrected Record Date on Third Quarter Dividend

Moorpark, CA November 8, 2012 — On November 8, 2012, PennyMac Mortgage Investment Trust (NYSE: PMT) announced its earnings for the third quarter of 2012.  Within the press release, the Company indicated that PMT would pay a dividend of $0.57 per common share of beneficial interest on November 30, 2012 to common shareholders of record on November 16, 2012.  That record date was incorrect.  The correct record date for common shareholders of record should be November 19, 2012.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust that invests primarily in residential mortgage loans and mortgage-related assets.  The Company trades on the New York Stock Exchange under the symbol “PMT” and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC.  Additional information about the Company is available at www.PennyMac-REIT.com.

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